UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 7, 2012

EXTERRAN PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-33078	22-3935108
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16666 Northchase Drive, Houston, Texas		77060
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 836-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

First Amendment to Third Amended and Restated Omnibus Agreement

In connection with the completion of the Transactions described in Item 2.01, below, on March 8, 2012, Exterran Partners, L.P. (the “Partnership” or “we”) entered into a First Amendment to Third Amended and Restated Omnibus Agreement (the “Omnibus Amendment”) with Exterran Holdings, Inc. (“EXH”), Exterran Energy Solutions, L.P. (“EESLP”), Exterran GP LLC (“GP LLC”), Exterran General Partner, L.P. (“GP”) and EXLP Operating LLC (“EXLP Operating”). The Third Amended and Restated Omnibus Agreement, dated as of June 10, 2011, as amended by the Omnibus Amendment, governs several relationships between us and EXH, including:

1.	Certain agreements not to compete between us and our affiliates, on the one hand, and EXH and its affiliates, on the other hand;

2.	EXH’s obligation to provide all operational staff, corporate staff and support services reasonably necessary to run our business and our obligation to reimburse EXH for the provision of such services, subject to certain limitations;

3.	The terms under which we, EXH and our respective affiliates may transfer compression equipment;

4.	The terms under which we may purchase newly-fabricated compression equipment from EXH’s affiliates;

5.	EXH’s licensing of certain intellectual property to us, including our and EXH’s logos; and

6.	Our obligation to indemnify EXH for certain liabilities, and EXH’s obligation to indemnify us for certain liabilities.

The Omnibus Amendment amends the Third Amended and Restated Omnibus Agreement to, among other things, (1) increase the cap on selling, general and administrative costs allocable from EXH to us based on such costs incurred by EXH on our behalf from $9.0 million per quarter to $10.5 million per quarter and (2) extend the term of the caps on our obligation to reimburse EXH for selling, general and administrative costs and operating costs EXH allocates to us based on such costs EXH incurs on our behalf for an additional year such that the caps will now terminate on December 31, 2013.

Each of the parties to the Third Amended and Restated Omnibus Agreement, other than EXH, is a direct or indirect subsidiary of EXH. As a result, certain individuals, including officers of EXH and officers and directors of GP LLC, serve as officers and/or directors of more than one of such entities. Also, EXH holds (as of the date of this Form 8-K) an indirect 30% limited partner interest in us through its subsidiaries and an approximate 2% general partner interest and incentive distribution rights in us through its indirect ownership of GP, our general partner.

First Amendment to Amended and Restated Senior Secured Credit Agreement and Increase in Revolving Credit Commitments

On March 7, 2012, we, as Guarantor, and EXLP Operating, our wholly owned subsidiary, as Borrower, entered into the First Amendment to Amended and Restated Senior Secured Credit Agreement (the “Credit Agreement Amendment”) with Wells Fargo Bank, National Association, as Administrative Agent and Swingline Lender, and the other lenders signatory thereto. The Credit Agreement Amendment amends the Amended and Restated Senior Secured Credit Agreement, dated as of November 3, 2010 (the “Credit Agreement”), among us, EXLP Operating, Wells Fargo Bank, National Association, as Administrative Agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as Co-Syndication Agents, Barclays Bank plc and The Royal Bank of Scotland plc, as Co-Documentation Agents, and the other lenders signatory thereto, in order to, among other things, (i) provide that the revolving credit commitments and/or term commitments may be increased by up to $400 million in the aggregate after the effective date of the Credit Agreement Amendment, (ii) increase the sublimit for swingline loans to $50 million and (iii) eliminate the requirement that term loans be prepaid with a portion of the net proceeds of any issuance by us of senior notes. Immediately after the effectiveness of the Credit Agreement Amendment, certain of the lenders increased their revolving credit commitments under the Credit Agreement, and one new financial institution provided a revolving credit commitment under the Credit Agreement, resulting in a $200 million increase in the aggregate revolving credit commitments under the Credit Agreement. The Credit Agreement now provides for a $750 million revolving credit facility (with a $100 million sublimit for letters of credit and a $50 million sublimit for swingline loans) and a $150 million term loan facility.

The foregoing summary is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 1.01 by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets

As previously reported, on February 22, 2012, we entered into a Contribution, Conveyance and Assumption Agreement (the “Contribution Agreement”) with EXH, Exterran Energy Corp., Exterran General Holdings, LLC, EESLP, EES Leasing LLC, EXH GP LP LLC, GP LLC, EXH MLP LP LLC (“MLP LP LLC”), GP, EXLP Operating and EXLP Leasing LLC (“EXLP Leasing”). The Contribution Agreement is incorporated herein by reference to Exhibit 2.1 to our Current Report on Form 8-K filed on February 24, 2012. Pursuant to the Contribution Agreement, on March 8, 2012, we and the other parties to the Contribution Agreement completed the following transactions (collectively, the “Transactions”):

1. A series of conveyances, contributions and distributions by EESLP to various parties to the Contribution Agreement and ultimately to EXLP Operating and EXLP Leasing of: (a) specified compression services customer contracts and compression equipment used to provide compression services under those contracts, (b) certain other compression equipment currently being leased by us from EESLP and (c) a natural gas processing plant with a capacity of 10 million cubic feet per day and a related long-term processing services agreement;

2. Our payment to EXH of $77.4 million in cash; and

3. EXLP Operating’s assumption and repayment of $105.4 million of EXH’s debt.

The Conflicts Committee of the Board of Directors of GP LLC, acting pursuant to delegated authority under our First Amended and Restated Agreement of Limited Partnership, as amended, approved the terms of the Contribution Agreement and the Transactions. The description in Item 1.01 above of the relationships between the parties to the Omnibus Amendment and the description in Item 2.03 below of our and EXLP Operating’s financing of the Transactions are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The description of the Credit Agreement Amendment described above under Item 1.01 is incorporated in this Item 2.03 by reference. A copy of the Credit Agreement Amendment is filed as Exhibit 10.1 to this Form 8-K and is incorporated in this Item 2.03 by reference.

On March 8, 2012, EXLP Operating assumed $105.4 million of EXH’s debt in connection with the Transactions described in Item 2.01 and repaid that debt in full with borrowings under the Credit Facility. We funded the cash portion of the consideration for the acquisition described in Item 2.01 above with additional borrowings under the Credit Facility of $77.4 million.

Item 3.02	Unregistered Sales of Equity Securities

On March 5, 2012, we completed the sale of 4,500,000 common units in a public underwritten offering. In connection with this sale and as permitted under our Partnership Agreement, on March 7, 2012, we issued 91,415 General Partner Units to GP in consideration of the continuation of GP’s approximate 2.0% general partner interest in the Partnership. We received a capital contribution from GP in the amount of $2.2 million as consideration for such units.

Item 7.01	Regulation FD Disclosure

On March 9, 2012, we announced the closing of the transactions described in Items 1.01, 2.01 and 2.03 above. A copy of the press release is filed as Exhibit 99.1 hereto.

The information furnished pursuant to this Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

(b) Pro Forma Financial Information

The financial statements required by Items 9.01(a) and 9.01(b) were included in Item 9.01 of our Current Report on Form 8-K/A filed on February 24, 2012.

(d) Exhibits

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Senior Secured Credit Agreement, dated March 7, 2012, among EXLP Operating LLC, as Borrower, Exterran Partners, L.P., as Guarantor, Wells Fargo Bank, National Association, as Administrative Agent and Swingline Lender, and the other lenders signatory thereto

99.1	Press release of Exterran Holdings, Inc. and Exterran Partners, L.P., dated March 9, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN PARTNERS, L.P.

	By:	Exterran General Partner, L.P., its general partner

	By:	Exterran GP LLC, its general partner

March 13, 2012	By:	/s/ Kenneth R. Bickett
Kenneth R. Bickett
Vice President and Controller

Exhibit Index

Exhibit No.	Description

10.1	First Amendment to Amended and Restated Senior Secured Credit Agreement, dated March 7, 2012, among EXLP Operating LLC, as Borrower, Exterran Partners, L.P., as Guarantor, Wells Fargo Bank, National Association, as Administrative Agent and Swingline Lender, and the other lenders signatory thereto

99.1	Press release of Exterran Holdings, Inc. and Exterran Partners, L.P., dated March 9, 2012